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                                                                   Exhibit 10.19

                             REINSURANCE AGREEMENT

REINSURED:          Commonwealth Mortgage Assurance Company

REINSURER:          Capital Reinsurance Company

COVERED AGREEMENT:  The Quota Share Primary Mortgage Reinsurance Cover (the
                    "Covered Agreement") dated January 1, 1996 between the Reinsured and Capital Mortgage Reinsurance Company ("CMRC").

TERM: This Reinsurance Agreement (the "Agreement") shall be effective January 1, 1996, and shall remain in effect until
                    (i) canceled as provided for below, (ii) all liability of CMRC under the Covered Agreement shall have expired, been commuted, or been released, whichever occurs first, or (iii) terminated by virtue of and concurrently with the termination of the Covered Agreement.

REINSURANCE
COVERAGE:           If CMRC fails to pay any Loss to the Reinsured as a result of CMRC's insolvency, then subject to the Reinsurer's Limit of Liability hereunder, the Reinsurer shall be liable to and will reimburse the Reinsured for one hundred percent (100%) of such Loss.

LIMIT OF LIABILITY: The Reinsurer's limit of liability to the Reinsured for Loss hereunder shall not exceed CMRC's limit of liability under the Covered Agreement.

INSOLVENCY:         As used herein, the term "insolvency" means:

                    (a) a "delinquency proceeding" as that term is defined and used in the NAIC Insurers Supervision, Rehabilitation and Liquidation Model Act (the "Act") (see Section 3D of the
                    Act) as enacted in any state or any substantially similar enacted state law, or

                    (b) any supervisory, rehabilitation, insolvency, or liquidation proceeding under any state laws of similar import and intention to that of the Act or the Uniform Insurers Liquidation Act, or

                    (c) any supervisory, rehabilitation, insolvency, or liquidation laws of any other junction.

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                    CMRC would be insolvent only if a proceeding under one of
                    the above laws resulted in an order of a court or an insurance regulator in its jurisdiction of domicile: (i) which prevented CMRC from paying reinsurance proceeds in full to the Reinsured, as reinsurance becomes due and payable under the terms of the Covered Agreement, without any deferral, acceleration or other change in timing because of the effect of the legal proceeding; or (ii) which delayed or otherwise limited the ability of CMRC to perform its obligations to other reinsureds under its reinsurance agreements generally. Each of the above laws are as amended from time to time.

PREMIUM: The Reinsured shall pay to the Reinsurer as premium the sum of $500 on the date this Agreement is executed.

TERMINATION:        The Reinsured shall have the right to terminate this
                    Agreement on a cut-off basis.

                    (a) by at least ninety (90) days prior written notice to the Reinsurer in the event the Reinsured receives written notice from Moody's Investors Services, Inc. ("Moody's") that Moody's no longer requires this Agreement for maintenance of the Reinsured's Moody's rating of Aa3; or

                    (b) by providing at least ninety (90) days prior written notice to the Reinsurer as any December 31.

                    The Reinsurer shall have no liability to the Reinsured hereunder for any Loss with a date of loss on or after the date of termination of this Agreement.

LOSS PAYMENTS:      At the end of each calendar quarter, the Reinsured shall
                    submit to the Reinsurer satisfactory proof of loss for all Loss paid by the Reinsurer under the Covered Agreement and the Loss actually due to the Reinsured under this Agreement for such quarter. The Reinsurer shall remit to the Reinsured the amount of Loss recoverable from it under this Agreement within ten (10) days of receipt of such quarterly proof of Loss.

REPORTS: Quarterly as mutually agreed between the Reinsured and the Reinsurer.

EXCLUSIONS:         As per the Covered Agreement.
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DEFINED TERMS:      All terms not otherwise defined herein shall have the
                    meaning given to them in the Covered Agreement.

KEY DEFINITIONS
AND CLAUSES:        Follow the Fortunes Clause,
                    Offset Clause,
                    Errors and Omissions Clause,
                    Inspections Clause,
                    Service of Suit Clause,
                    Insolvency Clause,
                    Arbitration Clause,
                    Assignment Clause,
                    Notices Clause,
                    Waiver Clause,
                    Governing Law Clause (New York)

WORDING:            As agreed.


Agreed to and accepted by:

REINSURED: Commonwealth Mortgage Assurance Company

By: /s/ [Illegible]
   -----------------------------------------
Date 6-24-96
    ----------------------------------------


REINSURER: Capital Reinsurance Company

By: /s/ [Illegible]
   -----------------------------------------
Date: May 9, 1996
     ---------------------------------------
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                                 VARIABLE SHARE
                       QUOTA SHARE REINSURANCE AGREEMENT

REINSURED:          Commonwealth Mortgage Assurance Company (and Affiliates)

REINSURER:          Capital Mortgage Reinsurance Company

EFFECTIVE DATE:     January 1, 1996

TERM: Continuous from the Effective Date until terminated as provided below.

DEFINITIONS:        When used in this Agreement, the following terms shall have the specific meanings shown unless the context of any provision hereof clearly indicates otherwise. Any definitions set forth herein shall (i) include the singular as well as plural, and (ii) all accounting terms involving premium and loss calculations shall have the meanings ascribed to them under statutory accounting principles prescribed or permitted under the laws and regulations of the Commonwealth of Pennsylvania.

                    "Affiliate" means any insurance company controlled by, controlling or under common control with the Reinsured or the Reinsurer, as applicable.

                    "Agreement" means this Variable Share Quota Share Reinsurance Agreement.

                    "Losses" means losses paid plus allocated loss adjustment expenses paid by the Reinsured during the Term of this Agreement arising from Covered Business and reported by the Reinsured within its statutory financial statements, net of any salvage in connection therewith. The Reinsured's determination of Losses shall be binding on the Reinsurer.

                    "Calendar Year" means each whole calendar year, i.e., each January 1 through December 31.

                    "Calendar Year's Earned Premium" means for any Calendar Year, the amount of gross earned premium allocable to Covered Business and reported by the Reinsured within its
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                    statutory financial statement for the particular Calendar
                    Year.

                    "Calendar Year's Losses" means, for any Calendar Year, the amount of Losses allocable to Covered Business and reported by the Reinsured within its year-end statutory financial statement for the particular Calendar Year.

                    "Calendar Year's Ever to Date Written Premium" means for any particular Calendar Year, the aggregate amount of all gross written premium allocable to Covered Business reported by the Reinsured within its year-end financial statements for the period from the Underwriting Year through the end of the particular Calendar Year.

                    "Calendar Year's Ever to Date Covered Losses" means, for any particular Calendar Year, the aggregate amount of all Losses reimbursed, or reimbursable by the Reinsurer hereunder, whether under the Calendar Year Variable Quota Share Coverage or the Underwriting Year Excess Coverage, from the Effective Date through the end of the particular Calendar Year.

                    "Underwriting Year" means the Calendar Year beginning January 1, 1996 and ending December 31, 1996.

                    "Underwriting Year's Written Premium" means the gross written premium allocable to Covered Business written by the Reinsured during the Underwriting Year.

                    "Underwriting Year's Net Losses" means the aggregate of all losses allocable to Covered Business minus the amount of such Losses reimbursed, or reimbursable by the Reinsurer pursuant to this Agreement from the Effective Date through the end of a particular Calendar Year.

                    "Gross Risk in Force" means the aggregate amount of exposure arising from Covered Business calculated by multiplying the unpaid principal balance of each mortgage loan insured by the Reinsured by the coverage percentage for each such loan.

COVERED BUSINESS:   All primary mortgage guaranty insurance policies issued by the Reinsured during the Underwriting Year.

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EXCLUSIONS:    (i)   Pool Insurance
               (ii)  Reinsurance Assumed
               (iii) Any policy issued as a replacement for an outstanding mortgage insurance policy of any entity acquired by the Reinsured.
               (iv) Any policy with regard to which the insured under such policy (or its affiliate) provides any insurance or co-insurance (or its functional equivalent) to the Reinsured in connection with such policy.

COVERAGES:     Calendar Year Variable Quota Share Coverage: The Reinsurer will assume as reinsurance and be liable for:

               (i) 7.5% of the amount of each Calendar Year's Losses that do not exceed 55% of such Calendar Year's Earned Premium.

               (ii) 11.25% of the amount of each Calendar Year's Losses that exceed 55% but are less than or equal to 180% of such Calendar Year's Earned Premium. Provided, however, that for any Calendar Year in which such Calendar Year's Losses exceed 55% of such Calendar Year's Earned Premium, the Reinsurer shall assume and be liable for an additional 3.75% of such Calendar Year's Losses up to 55% of such Calendar Year's Earned Premium.

               (iii) 15% of the amount of each Calendar Year's Losses that exceed 180% of such Calendar Year's Earned Premium.

               (iv) 100% of the amount of each Calendar Year's Losses that exceed 85% of the Reinsured's Gross Risk in Force at the end of such Calendar Year and are not covered pursuant to provisions (i) through (iii) above.

               Underwriting Year Excess Coverage: The Reinsurer will assume as reinsurance and be liable for:

               (i) 100% of the Underwriting Year's Net Losses incurred by the Reinsured during Calendar Years one through four, to the extent that 8% of the Underwriting Year's Written Premium, plus any unpaid ceding commission, exceeds the Calendar

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                          Year's Ever to Date Covered Losses at the end of the
                          fourth Calendar Year of this Agreement.

                    (ii) 100% of the Underwriting Year's Net Losses incurred by the Reinsured during Calendar Years five through seven, to the extent that 8% of the premium allocable to the Underwriting Year and collected during the first and second Calendar Years of this Agreement plus any unpaid ceding commission, exceeds the Calendar Year's Ever to Date Covered Losses at the end of the seventh Calendar Year of this Agreement.

                    (iii) 100% of the Underwriting Year's Net Losses incurred by the Reinsured through the end of the tenth Calendar Year of this Agreement, to the extent that 8% of the premium allocable to the Underwriting Year, plus any unpaid ceding commission, exceeds the Calendar Year's Ever to Date Covered Losses, at the end of the tenth Calendar Year of this Agreement.

PREMIUM: The Reinsured shall pay to the Reinsurer a premium (the "Premium") during the Term of this Agreement equal to 15% of the Reinsured's gross written premium allocable to Covered Business during each calendar quarter. The Premium, net of any ceding commission due hereunder, shall be due and payable within thirty (30) days after the end of such calendar quarter and shall be remitted as set forth below.

CEDING
COMMISSION:         The Reinsurer shall pay to the Reinsured a ceding
                    commission of thirty-two percent (32%) of the Premium paid hereunder, provided, however, that for any Calendar Year for which such Calendar Year's Losses exceed fifty-five percent
                    (55%) of such Calendar Year's Earned Premium, no ceding commission shall be paid.

LOSS PAYMENTS:      Calendar Year Variable Quota Share Coverage

                    The Reinsurer shall pay to the Reinsured a provisional payment for Losses reinsured under the Calendar Year Variable Quota Share Coverage equal to 7.5% of the

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                amount of the Reinsured's Losses during each calendar quarter during the Term of this Agreement no later than the later of (i) thirty (30) days after the end of such calendar quarter, and
                (ii) ten (10) business days following the receipt by the Reinsurer of a schedule setting forth the amount of the Reinsured's Losses during such quarter. Sixty (60) days after the end of each Calendar Year (or any shorter period in the event of a termination) the Reinsured shall prepare and forward to the Reinsurer a loss account showing for such Calendar Year (or shorter period) and the Underwriting Year, all Losses, Written Premium, Earned Premium and Gross Risk in Force. Within ten (10) days after the Reinsurer's receipt of the loss account for a particular Calendar Year (or shorter period), the Reinsurer and the Reinsured shall transfer funds between them so as to reconcile the difference between (i) the Reinsured's Calendar Year's Losses reimbursed and reimbursable hereunder, and (ii) the sum of the provisional payments for Losses and payments of ceding commissions made by the Reinsurer with respect to the calendar quarters during such Calendar Year (or shorter period).

                Underwriting Year Excess Coverage

                The Reinsurer shall remit to the Reinsured a provisional payment of any amounts due the Reinsured under the Underwriting Year Excess Coverage on or before the last business day of the fourth, seventh and tenth Calendar Years of this Agreement. The Reinsured shall provide the Reinsurer with a provisional loss account no later than thirty (30) days prior to the end of any such Calendar Year.

                Sixty (60) days after the end of the fourth, seventh and tenth Calendar Years of this Agreement, the Reinsured shall prepare and forward to the Reinsurer a loss account showing for such Calendar Year and the Underwriting Year, all Losses, Written Premium, Earned Premium and Gross Risk in Force. Within ten (10) business days after the Reinsurer's receipt of the loss account for the fourth, seventh and tenth Calendar Years, the Reinsurer and the Reinsured shall transfer funds between them so as to reconcile the difference between (i) the Reinsured's Underwriting Year's Net Losses, and (ii) the sum of the provisional payments made by the Reinsurer under the

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                    Underwriting Year Excess Coverage with respect to such
                    Calendar Year.

CANCELLATION,
TERMINATION:        A. This Agreement is non-cancelable by either party hereto for a period of ten years from the effective date hereof, except as provided in Section (B) below.

                    B. Upon the occurrence of one or more of the following events, the Reinsured, upon providing ninety (90) days prior written notice to the Reinsurer, shall have the right to terminate this Agreement on a cut-off basis, providing that such event or events have not been corrected prior to the expiration of such ninety (90) day period:

                    1. Notice from Standard & Poor's Corporation ("S&P"), Moody's Investor Services, Inc. ("Moody's"), or any other nationally recognized rating agency that rates the Reinsured, confirmation of which shall be provided to the Reinsurer, that the Reinsured's then-current financial strength or claims-paying rating cannot be maintained because of the reinsurance coverage provided hereunder.

                    2. Receipt by the Reinsured of written notice from the Pennsylvania Department of Insurance, or any other regulatory authority, a copy of which notice shall be provided to the Reinsurer, denying to the Reinsured full financial statement credit according to the statutory requirements of the Commonwealth of Pennsylvania or any other jurisdiction in which the failure of the Reinsured to obtain such full financial statement credit would have a material adverse impact on the Reinsured.

                    3. Each party shall have the right to terminate this Agreement in the event of any actual or alleged breach or non-performance of a material provision of this Agreement by the other party which is not corrected or cured within thirty (30) days of the receipt by such other party of a written notice specifying the nature of the claimed breach or non-performance.

                    4. Each party shall have the right to terminate this Agreement on December 31, 2005 (or any subsequent December
                    31) by providing at least ninety (90) days prior written notice of its intention to terminate this Agreement.

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                    After a termination cut-off pursuant to this Section, the
                    Reinsurer shall pay to the Reinsured a profit commission equal to (i) 8% of the current Calendar Year's Ever to Date Written Premium, plus (ii) any unpaid ceding commission not paid in any Calendar Year when the Underwriting Year's Ever to Date Covered Losses exceeded fifty-five percent (55%) of such Calendar Year's Earned Premium, minus (iii) such Calendar Year's ever to Date Covered Losses.

                    At any termination of this Agreement, the Reinsurer shall refund to the Reinsured, in addition to any other sums due to the Reinsured hereunder, 14.67% of the Reinsured's ceded unearned premium with respect to Covered Business as of the date of such termination.

FINANCIAL
STATEMENT CREDIT:   The Reinsurer shall take all steps necessary for the
                    Reinsured to obtain full financial statement credit according to the statutory requirements of the Commonwealth of Pennsylvania, the State of New York, and any other jurisdiction in which the failure of the Reinsured to obtain such full financial statement credit would have a material adverse impact on the Reinsured.

TRUST AGREEMENT:    Upon the execution of this Agreement by the parties, the
                    Reinsurer shall establish a trust account (the "Trust") for the benefit of the Reinsured at a financial institution and under a trust agreement acceptable to the Reinsured. The
                    Reinsured shall promptly reimburse the Reinsurer for the reasonable and customary fees and expenses of the administration of the Trust.

                    The payments of Premium (net of any ceding commissions due) by the Reinsured hereunder shall be made in two parts: (i) an amount equal to 14.67% of any Premium shall be remitted directly to the Reinsurer; and (ii) any remaining Premium due, net of any ceding commission, shall be deposited directly into the Trust.

                    Deposits of Premium into the Trust shall be invested at the discretion of the Reinsurer, provided, however, that at each quarter-end (i) at least ninety-five percent (95%) of the

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                    assets of the Trust shall consist of instruments or
                    securities determined, as of the date of each quarter-end, to be of investment grade as defined from time to time by S&P and/or Moody's, (ii) at least fifty percent (50%) of the investments and cash assets of the Trust shall consist of cash or cash equivalents, or securities determined, as of the date of purchase, to be of the highest investment grade as determined from time to time by S&P and/or Moody's, and
                    (iii) none of the assets of the Trust may be invested in instruments or securities with any real estate-related risk, and (iv) none of the assets of the Trust may be invested in instruments or securities of the Reinsurer, the Reinsured or any Affiliate of either. The Reinsurer shall be entitled to the investment income generated by the Trust.

                    The Reinsured has the right and the obligation to withdraw assets from the Trust at any time and from time to time, as the Reinsured shall elect, in satisfaction of the Reinsurer's obligations hereunder, provided that such obligations have not been previously reimbursed to the Reinsured by the Reinsurer. In the event that, at any time, the assets of the Trust are insufficient to satisfy fully the obligations of the Reinsurer hereunder, the Reinsurer shall satisfy such shortfall directly as provided hereinabove.

                    The Reinsurer may withdraw, and retain for its own account, all investment income earned on the Trust's assets at any time and from time to time as the Reinsurer shall elect. The trustee shall allow no other withdrawals or substitutions of assets from or to the Trust except as permitted hereunder.

                    The trustee shall immediately honor all withdrawal requests made in accordance herewith and take all steps necessary to transfer the applicable assets held under the Trust to the appropriate party.

                    Any disputes arising from the Trust may not be the subject of an arbitration proceeding between the parties unless both the Reinsured and the Reinsurer agree in writing to such an arbitration proceeding.

OTHER PROVISIONS:   This Agreement is subject to the negotiation and execution of a formal reinsurance treaty and a trust agreement both


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          acceptable to the parties containing in addition to the terms and conditions set forth herein, ordinary and customary clauses set forth in reinsurance transactions generally, including, but not limited to the following:

          Follow the Fortunes Clause
          Offset Clause
          Errors and Omissions Clause
          Inspections Clause
          Taxes Clause
          Service of Suit Clause
          Insolvency Clause
          Arbitration Clause
          Assignment Clause
          Notices Clause
          Waiver Clause
          Negotiated Agreement Clause
          Governing Law Clause (PA)
          Salvage Clause
          Subrogation Clause
          Access to Records Clause
          Reports Clause
          Parental Wrap of Reinsurer Clause
          Penalty Interest for Late Payments

Agreed to and accepted by:

Commonwealth Mortgage Assurance Company

By: /s/ Frank P. Filipps
    ---------------------------------
Name: Frank P. Filipps
Title: President
Date: 6-24-96

Capital Mortgage Reinsurance Company

By: /s/ [illegible]
    ---------------------------------
Name: illegible
Title: EVP
Date: May 3, 1996


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